EXHIBIT 99.1

Pursuant to Rule 425 under the Securities Act of 1933

and deemed to be filed pursuant to Rule 14a-12 of

the Securities Exchange Act of 1934

Subject Company: Movie Star, Inc.

Commission File No.: 333-143619

1115 Broadway, New York, NY 10010 ó 212-798-4700 ó Fax 212-213-4925

FOR IMMEDIATE RELEASE:

Movie Star, Inc. Reports Fiscal 2007

Fourth-Quarter and Full-Year Financial Results

New York, New York (August 20, 2007)—Movie Star, Inc. (AMEX: MSI) (the “Company”) today announced financial results for its fiscal 2007 fourth quarter and full year ended June 30, 2007.

Net sales for the fiscal 2007 fourth quarter increased 64.6% to $13,493,000 from $8,195,000 in the same quarter last year. Gross margin, as a percentage of sales, increased 8.0 percentage points to 30.8% for the fiscal 2007 fourth quarter from 22.8% for the fiscal 2006 fourth quarter. Selling, general and administrative expenses, excluding merger-related fees, were $4,066,000 for the fiscal 2007 fourth quarter, compared to $3,884,000 for the fiscal 2006 fourth quarter. The Company incurred $439,000 in merger-related fees for the fiscal 2007 fourth quarter related to its previously announced merger with Frederick’s of Hollywood (“Frederick’s”). For the fiscal 2007 fourth quarter, the Company recorded a net loss of $363,000, or $0.02 per share, compared to a net loss of $1,515,000, or $0.10 per share, in the same quarter last year.

Net sales for the fiscal 2007 full year increased 23.0% to $63,493,000 from $51,639,000 in fiscal 2006. Gross margin for fiscal 2007 increased 4.7 percentage points to 32.0% from 27.3% in fiscal 2006. Selling, general and administrative expenses, excluding merger-related fees, were $17,434,000 for fiscal 2007, compared to $16,310,000 for fiscal 2006. The Company incurred $2,391,000 of merger-related fees during fiscal 2007. In addition, the Company recorded a $496,000 gain on the sale of its distribution center in Petersburg, Pennsylvania in the second quarter of fiscal 2007. The Company recorded net income of $146,000, or $0.01 per diluted share, for the fiscal 2007 full-year period, compared to a net loss of $1,000,000, or $0.06 per share, for fiscal 2006, which included a $1,450,000 third quarter gain from the insurance recovery related to Hurricane Katrina.

Mel Knigin, President and Chief Executive Officer, stated, “The fourth quarter usually is a challenging period for us, and we were pleased to be able to improve our financial results significantly from fiscal 2006. For fiscal 2007, the sales increase resulted from higher shipments to Wal-Mart, which was partially offset by reduced shipments to other customers. Our gross margin continued to improve for both the fourth quarter and full year, primarily as a result of a more profitable product mix, lower customer allowances and markdowns, and higher sales levels, which reduced the percentage of our fixed overhead production costs as they relate to sales.

Excluding the gain from the sale of the distribution center of $496,000 and the merger-related fees of $2,391,000 for fiscal 2007, as well as the gain from the insurance recovery of $1,450,000 and the merger-related fees of $246,000 for fiscal 2006, net income for fiscal 2007 would have significantly improved as compared to the net loss for fiscal 2006.

Our backlog of open orders at June 30, 2007 was $35,229,000, compared to $41,686,000 at June 30, 2006. The decline in backlog was primarily due to an additional $2,000,000 order from Wal-Mart that we were able to ship in the fiscal 2007 fourth quarter instead of the first quarter of fiscal 2008 and a reduction in orders from other customers. As we are in the process of building our book of business for fiscal 2008, it is premature to comment on our outlook at this time. We remain optimistic that the closing of the merger with Frederick’s will be completed by the end of this calendar year.”

MOVIE STAR, INC. designs, manufactures (through independent contractors), imports, markets and distributes women’s intimate apparel, including sleepwear, robes, leisurewear and daywear, to mass merchandisers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Important Additional Information Will be Filed with the SEC

In connection with the transactions contemplated by the merger agreement with FOH Holdings, Inc., Movie Star will file a definitive proxy statement and a final prospectus for a proposed rights offering with the SEC. BEFORE MAKING ANY INVESTMENT DECISION TO PARTICIPATE IN THE RIGHTS OFFERING, MOVIE STAR SHAREHOLDERS ARE URGED TO READ THE FINAL PROSPECTUS CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RIGHTS OFFERING. BEFORE MAKING ANY VOTING DECISION, MOVIE STAR SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Movie Star shareholders and other interested parties will be able to obtain, without charge, a copy of the definitive proxy statement and final prospectus (when available) and other relevant documents filed with the SEC, from the SEC’s website at http://www.sec.gov. Movie Star shareholders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement, final prospectus and other relevant documents (when available) by directing a request by mail or telephone to Movie Star, Inc., 1115 Broadway, New York, NY 10010, telephone: (212) 798-4700.

Participants in the Solicitation

Movie Star and its directors and officers may be deemed to be participants in the solicitation of proxies from Movie Star shareholders with respect to the transactions contemplated by the merger agreement. Information about Movie Star’s directors and executive officers and their ownership of Movie Star common stock is set forth in a preliminary proxy statement currently on file with the SEC and will be set forth in the definitive proxy statement. Shareholders and investors may obtain additional information regarding the interests of Movie Star and its directors and executive officers in the transactions contemplated by the merger agreement, which may be different than those of Movie Star shareholders generally, by reading the proxy statement and other relevant documents regarding the transactions contemplated by the merger agreement that have been or will be filed with the SEC.

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; large variations in sales volume with significant customers; addition or loss of significant customers; continued compliance with government regulations; loss of key personnel; labor practices; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; the timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; failure to realize the merger’s anticipated synergies; approval of the transactions by Movie Star’s shareholders and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the other risks that are described from time to time in Movie Star’s SEC reports.

CONTACT:		INVESTOR RELATIONS:
Movie Star, Inc	-or-	SM Berger & Company, Inc.
Thomas Rende, CFO - (212) 798-4700		Stanley Berger - (216) 464-6400

[Tables follow]

MOVIE STAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Fiscal Year Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Unaudited)
Net sales	$13,493	$8,195	$63,493	$51,639
Cost of sales	9,343	6,329	43,144	37,528
Gross profit	4,150	1,866	20,349	14,111
Selling, general and administrative expenses	4,066	3,884	17,434	16,310
Merger related fees	439	246	2,391	246
Gain on sale of property, plant and equipment	—	—	(496)	—
Insurance recovery	—	(26)	—	(1,450)
(Loss) income from operations	(355)	(2,238)	1,020	(995)
Interest expense, net	78	90	604	473
(Loss) income before provision for income taxes	(433)	(2,328)	416	(1,468)
(Benefit from) provision for income taxes	(70)	(813)	270	(468)
Net (loss) income	$(363)	$(1,515)	$146	$(1,000)
BASIC NET (LOSS) INCOME PER SHARE	$(.02)	$(.10)	$.01	$(.06)
DILUTED NET (LOSS) INCOME PER SHARE	$(.02)	$(.10)	$.01	$(.06)
Basic weighted average number of shares outstanding	16,423	15,739	16,089	15,700
Diluted weighted average number of shares outstanding	16,423	15,739	16,671	15,700

MOVIE STAR, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands, Except Share Information)

	June 30,	June 30,
	2007	2006
Assets
Current Assets
Cash	$53	$203
Receivables, net	8,266	6,074
Inventory	6,816	8,981
Deferred income taxes	1,518	1,914
Prepaid expenses and other current assets	291	801
Total current assets	16,944	17,973

Property, plant and equipment, net	943	838
Deferred income taxes	3,438	3,296
Goodwill	537	537
Assets held for sale	—	174
Other assets	476	403
Total assets	$22,338	$23,221
Liabilities and Shareholders’ Equity
Current Liabilities
Note payable	$4,126	$4,955
Accounts payable	2,275	3,273
Accrued expenses and other current liabilities	953	813
Total current liabilities	7,354	9,041
Long-term liabilities	379	398
Shareholders’ equity
Common stock, $.01 par value – authorized 30,000,000 shares; issued 18,440,000 at June 30, 2007 and 17,755,000 shares at June 30, 2006	184	178
Additional paid-in capital	5,552	4,834
Retained earnings	12,507	12,361
Accumulated other comprehensive (loss) income	(20)	27
Treasury stock, at cost—2,017,000 shares	(3,618)	(3,618)
Total shareholders’ equity	14,605	13,782
Total liabilities and shareholders’ equity	$22,338	$23,221